Exhibit 99.2

Corporate Webcast ASH Abstract Update November 4, 2026

Agenda 02 03 ASH Abstract Highlights Mohamed Zaki Chief Medical Officer Financial Update Pepe Carmona Chief Financial Officer 01 Introduction Ameet Mallik Chief Executive Officer 04 Q&A

Forward-Looking Statements

This presentation and any accompanying oral presentation have been prepared by ADC Therapeutics SA ("ADC Therapeutics", "we" or "us") for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the presenter or ADC Therapeutics or any officer, director, employee, agent or advisor of ADC Therapeutics. This presentation does not purport to be all-inclusive or to contain all of the information you may desire. Information provided in this presentation and any accompanying oral presentation speak only as of the date hereof.

This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "would", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "future", "continue", or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the adequacy of the LOTIS-5 clinical trial data to support full regulatory approval and our ability to maintain accelerated approval in the United States and foreign jurisdictions for our product; our ability to identify and execute on potential regulatory and compendia pathways; the timing, content and outcome of meetings with and feedback or other communications provided by regulatory authorities including U.S. FDA including our ability to adequately address the serious concerns related to the LOTIS-5 trial results raised by the FDA at the recent pre-sBLA submission meeting; the timing, submission and outcome of an sBLA related to LOTIS-5 and potential approval; the actual and perceived benefit-risk profile for ZYNLONTA as studied in the LOTIS-5 trial; the assessment of the data from LOTIS-5 study, including additional analyses of outcomes observed for safety, efficacy and within key geographic regions and across certain patient sub-populations; the path for full regulatory approval for ZYNLONTA in the United States and foreign jurisdictions and into earlier lines of therapy; the timing and publication of the full LOTIS-7 trial data and potential NCCN compendia inclusion; future regulatory strategy for a Phase 3 trial for the combination of ZYNLONTA plus glofitamab and the timing and results of such trial; the timing and publication of the investigator-initiated trials studying FL and MZL and the potential NCNN compendia inclusion and regulatory strategy and the future opportunity; the impact, if any, from the various abstracts and presentations at ASH; whether Tanabe's marketing authorization application filed with Japan's Ministry of Health for ZYNLONTA will be accepted, the timing and potential approval of the marketing authorization application for ZYNLONTA in Japan, the timing and payment of future regulatory and commercial milestones related to Japan, Nippon Shinyaku ability to successfully commercialize ZYNLONTA in Japan and the amount of future revenue in Japan and related payments to ADCT; our expected revenue growth in 2027 and the Company's ability to sustain or grow ZYNLONTA revenue in the future; our expected cash runway into 2029; changes in our regulatory and commercial strategy; the ability of our partners to commercialize ZYNLONTA in foreign markets, the timing and amount of future revenue and payments to us from such partnerships and their ability to obtain or maintain regulatory approval for ZYNLONTA® in foreign jurisdictions; the timing and results of the Company's future clinical trials and investigator initiated trials; the timing and outcome of regulatory submissions for the Company's products or product candidates; actions by the FDA or foreign regulatory authorities; projected revenue and expenses; the Company's indebtedness, including HealthCare Royalty Management and Blue Owl and Oaktree facilities, and the restrictions imposed on the Company's activities by such indebtedness, the ability to comply with the terms of the various agreements and repay such indebtedness and the significant cash required to service such indebtedness; our ability to effect the proposed amendments to the HCR agreement and the loan agreement; the Company's ability to obtain financial and other resources for its research, development, clinical, and commercial activities; uncertainties related to a potential change in domicile from Switzerland to Delaware, including the outcome of tax analyses associated with such redomiciliation, the receipt of requisite shareholder approval, and the ability to complete the redomiciliation on the anticipated terms and timeline, if at all; and the uncertainties of international trade policies, including tariffs, sanctions, trade barriers and most favored nation drug pricing and the potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document.

This presentation includes preliminary revenue and cash and cash equivalents figures, which reflect the Company's estimated financial results. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. The Company's actual financial results as of and for the three and nine months ended September 30, 2026 have not yet been finalized by management. The preliminary financial information is not a comprehensive statement of all financial results. Subsequent information or events may lead to material differences between the preliminary financial results and those reported in the Company's subsequent SEC filings. Accordingly, investors should not place undue reliance on these preliminary financial results.

Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. No assurance can be given that such future results will be achieved. Such forward-looking statements contained in this presentation speak only as of the date of this presentation. The Company expressly disclaim any obligation or undertaking to update these forward-looking statements contained in this presentation to reflect any change in our expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Certain information contained in this presentation relates to or is based on studies, publications, surveys, and other data derived from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and we make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, although we believe our own internal research is reliable, such research has not been verified by any independent source.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sales of securities in any state jurisdiction in which such offer, solicitation of sale would be unlawful prior to registration of qualification under the securities laws of any such state or jurisdiction.

ADC Therapeutics | 1

Value Drivers Supported by a Strong Balance Sheet Approved product 2L+ DLBCL LOTIS - 7: ZYNLONTA plus glofitamab MZL IIT: ZYNLONTA monotherapy Strong balance sheet provides broader strategic optionality

Key Business Updates ASH Data Highlights Breadth of ZYNLONTA® Clinical Program with 5 oral presentations: ▪ Phase 1b LOTIS - 7 abstract data demonstrating potentially best - in - class efficacy with an 88.7% ORR and 75.3% CR across the 97 efficacy - evaluable patients ▪ Robust and durable 93% ORR and 74.4% CRR seen with ZYNLONTA in Phase 2b marginal zone lymphoma IIT abstract ▪ Additional oral presentations to feature full Phase 3 LOTIS - 5 results and investigator - initiated studies in mantle cell lymphoma and Waldenström macroglobulinemia ASH Abstracts ▪ $86.6 Million Private Placement announced, with participation from new and existing investors ▪ HealthCare Royalty financing agreement amended, removing change - of - control payment ▪ Senior secure loan refinanced, decreasing principal to $50M with bullet payment in August 2029 and no minimum liquidity ▪ Expected cash runway into 2029 with cash and cash equivalents of $189.2 million as of September 30, 2026 and proforma cash post - refinancing of $196 million Corporate Update ▪ Net product revenues from sales of ZYNLONTA expected to be $21 million for the third quarter ended September 30, 2026 Commercial Performance

LOTIS-7 Phase 1b Trial: Response

r/r Large B-Cell Lymphoma efficacy evaluable population* at ZYNLONTA 150 µg/kg starting dose in Parts 1 and 2 as of data cutoff of June 15, 2026



ORR: 88.7%
(n=86)
SD: 2.1%
(n=2)
PD: 9.3% (n=9)
PR: 13.4%
(n=13)
CR: 75.3%
(n=73)
All Efficacy Evaluable Patients
(n=97)

28 patients converted from SD (1) or PR (27) to CR over time

Deep and durable complete responses

Of the **73 patients⁺ who achieved CR,** 62 (84.9%) remained in CR

DoCR rate at 6 and 12 months were 81.9% and 79.0% respectively

Median follow-up 10.35 months with median DoR, DoCR and PFS not reached

Other notable efficacy results

- **In patients with primary refractory disease (n=54):** an ORR of 78.4% and CRR of 64.7% were observed
- **Among patients with prior CAR-T exposure (n=28):** an ORR of 74.1% and CRR of 63.0% were observed
- **In an exploratory MRD analysis of 12 patients achieving CR:** 50% achieved undetectable MRD (uMRD) as early as C2D1 with 11 of the 12 uMRD at EoT

*Efficacy evaluable includes treated population who met all eligibility criteria and underwent >/= 1 disease assessment or experienced clinical progression prior to first scan
⁺Includes 5 patients who received CAR-T or SCT while in CR
NALT = new anti-lymphoma treatment
Data cutoff: 15Jun2026
Note: Data extracted from live clinical database as reported by investigators. Data is subject to change.

ADC Therapeutics | 6

ADC Therapeutics | 7 LOTIS - 7: Continues to Demonstrate Manageable Safety Profile r/r Large B - Cell Lymphoma all ZYNLONTA Treated Population* (N=103) at ZYNLONTA 150 µg/kg starting dose in Parts 1 and 2, as of Data Cutoff of June 15, 2026 Combination generally well tolerated with a manageable safety profile Types of TEAEs observed generally consistent with the known safety profiles of each drug separately Low rates and grades of CRS and ICANS at the selected ZYNLONTA 150µg/kg* starting dose *Reduce ZYNLONTA to 75 ug/kg at C3 a Includes adverse events reported in ≥ 5% of patients (rounded); i.e., all events with an incidence ≥ 4.5%. b As per Investigator reported adverse events, based on AESI group term and MedDRA preferred term c AESIs (Adverse Events of Special Interest, specific to loncastuximab, not glofitamab) d ASTCT grading used for CRS and ICANS The most common (≥30%) any grade TEAEs were: neutropenia (45.6%), fatigue (36.9%), gamma - glutamyltransferase (GGT) increased (35.9%), thrombocytopenia (32.0%), maculopapular rash (32.0%), and cytokine release syndrome (CRS) (32.0%) The most common (≥10%) grade ≥3 TEAEs were: neutropenia (36.9%), GGT increased (20.4%), anemia (10.7%), and thrombocytopenia (10.7%) The rate of ICANS was: 4.9% (any grade) with no grade ≥3 ICANS events Most CRS events were: low grade (grade 1, 25.2%; grade 2, 5.8%), and one grade 3 CRS event was reported There were 3 grade 5 TEAEs , one due to sepsis and two due to capillary leak syndrome

ADC Therapeutics | 8 ZYNLONTA in 2L+MZL: Phase 2 IIT Updated Efficacy Overview Updated results as of data cutoff of July 1, 2026 Source: ASH Abstract submitted on Aug 4, 2026 by Dr. I. Lossos, University of Miami (as of July 1, 2026) Note: N=43 patients who were efficacy evaluable , N=47 patients enrolled (intent to treat) All Efficacy Evaluable Patients (n= 43) PR: 11.6% (n=5) Best ORR: 93% (n=40) CR: 74.4% (n=32) SD: 7.0% (n=3) As of July 1, 2026, the best ORR was 93% (n=40) with CR rate of 74.4% (n=32) With a median follow up of 23.2 months (95%CI: 12.5 - 28.7), all but 1 patient were alive with a 2 - year PFS of 90.8% (95%CI: 67.4 - 97.7) Duration of response (CR/PR) at 24 months was 90.9% (95%CI: 67.7 - 97.7)

ADC Therapeutics | 9 ZYNLONTA in 2L+ MZL: Phase 2 IIT Updated Safety Overview Updated data as of July 1, 2026 cutoff suggest manageable safety generally consistent with known profile of ZYNLONTA Adverse events were most commonly grade 1 or 2 Most common G1 - 2 events were abnormal LFTs (28), rash (19), nausea (16), fatigue (15), anemia (14), leg edema (12) and pleural effusion (5) Grade 3 AEs (n=36) were observed in 23 patients Most common G3 events included elevation of ALT (4), AST (1), alkaline phosphatase (3), anemia (5) and lung infections (5) Grade 4 (n=5) were observed in 5 patients G4 events included neutropenia (2), thrombocytopenia (2), and hyponatremia (1) Source: ASH Abstract submitted on Aug 4, 2026 by Dr. I. Lossos, University of Miami (as of July 1, 2026) Note: N=43 patients who were efficacy evaluable , N=47 patients enrolled (intent to treat)

LOTIS-5: Confirmatory Phase 3 Trial Met Primary Endpoint, However, Grade 5 Safety Imbalance Observed Between Arms

Efficacy

- Randomized, open-label, two-arm **Phase 3 confirmatory trial** evaluating ZYNLONTA + rituximab versus R-GemOx in 2L+ DLBCL
- Study **met primary PFS endpoint with statistical significance** (HR=0.73, two-sided p-value 0.008) and resulted in a **higher CR rate** with ZYNLONTA + rituximab vs. R-GemOx (~40% vs ~27%)

Safety

- Overall TEAE and Grade ≥3 TEAE rates were similar between arms
- **Grade 5 TEAEs were higher in the ZYNLONTA + rituximab arm (13.2% vs. 4.6%), driven primarily by infection-related events**
  - Infection prophylaxis not required and used at the investigator's discretion
  - Prophylaxis less frequently used in the ZYNLONTA + rituximab arm than in the R-GemOx arm (57.8% vs. 77.2%)
  - Consistent with this difference, Grade ≥3 infections (24.5% vs. 15.7%) and Grade 5 infections (7.4% vs. 2.5%) were more frequent in the ZYNLONTA + rituximab arm
  - Meaningful decrease in Grade 5 events observed in the ZYNLONTA + rituximab arm in patients receiving prophylaxis
- Longer treatment / TEAE observation time with ZYNLONTA + rituximab also contributed to higher observed event rates

Next Steps

- FDA cited concerns regarding the benefit-risk or verification of clinical benefit for this combination
- ADC Therapeutics expects to provide an update on its regulatory strategy and timing in the future

Trial Results

Met primary endpoint of PFS with statistical significance


Median PFS, months (95% CI)
ZYNLONTA+R: 6.14 (4.99, 8.11)
R-GemOx: 4.73 (2.83, 5.55)
Hazard Ratio (95% CI): 0.73 (0.57, 0.92)
Two-sided p-value: 0.0084
ZYNLONTA+R:
R-GemOx:
Censored:

Event-free rate (95% CI)	ZYNLONTA + rituximab, %	R-GemOx,%
6M	50.4 (43.0, 57.3)	38.9 (31.4, 46.3)
12M	29.6 (22.9, 36.5)	23.7 (17.2, 30.8)
18M	25.1 (18.7, 32.0)	14.7 (9.2, 21.5)
24M	23.2 (16.9, 30.1)	9.5 (4.8, 16.2)

ADC Therapeutics | 10

Initial Data Show Promising ZYNLONTA Activity as Consolidation Following Traditional Chemotherapy in r/r Mantle Cell Lymphoma

Oral presentation announced for Investigator-initiated Phase II trial at ASH 2026

Overview of Mantle Cell Lymphoma

- **~4,000 2L+ drug treated patients** per year in the US
- **1L MCL treatment** is **stratified by disease risk** characteristics and **traditional chemo regimens** and **BTKi combinations** are recommended
- **BTKi mono-therapies are standard of care** in 2L+ MCL
- **After BTKi failure**, treatment options include traditional chemo combinations, CAR-T cell therapies, and bispecific antibodies
- **R-BAC** is primarily considered a **salvage** regimen with limited durability
- **Unmet need** remains for treatment options that offer **durable responses** to patients who **progress after treatment with BTKis**

2L+ MCL FDA Approved regimens


100
80
60
40
20
0
%
87% Brexu-cel
85% Liso-cel
84% Zanubrutinib
80% Acalabrutinib
52% Sonrotoclax
50% Pirtobrutinib
ORR
68% Liso-cel
62% Brexu-cel
59% Zanubrutinib
40% Acalabrutinib
16% Sonrotoclax
13% Pirtobrutinib
CR

Acalabrutinib USPI, ACE-LY-004 (r/r MCL n=124); Brexucabtagene autoleucel USPI, ZUMA-2 Cohort 1 (r/r MCL treated n=60); Lisocabtagene maraleucel USPI, TRANSCEND-MCL (r/r MCL treated n=68); Pirtobrutinib USPI, BRUIN (n=120); Sonrotoclax USPI, BGB-11417-201 (r/r MCL n=103); Zanubrutinib USPI, BGB-3111-206 (n=201, r/r MCL n=86)

COLUMN (N=49)

Fondazione Italiana Linfomi (FIL) - Data cutoff July 1, 2026

- ***Primary endpoint met***: 12-mo PFS 70% (90% CI 54–81); 24-mo PFS 49%
- ***Lonca consolidation deepened responses***: CR rate rose from 46.9% to 71.4%
- ***Manageable toxicity***, mainly hematologic; Gr 3–4 cytopenias lower in consolidation than induction

Regimen	1–2 cycles R-BAC, then (if patients achieved ≥SD) received 4 Lonca infusions q3w (150 µg/kg ×2, 75 µg/kg ×2)
Patients	Median age 69; median 3 prior lines; 100% prior BTKi; 14.3% prior CAR-T; 49 enrolled, of which 42 proceeded to Lonca after R-BAC
Efficacy	12-mo PFS 70% (primary endpoint met); ORR 81.6% post R-BAC; CR 46.9% → 71.4% post Lonca
Survival	12-mo OS 74%; 24-mo OS 61%; median f/u 22 mo
Gr ≥3 AEs (induction / consolidation)	Neutropenia 55.8% / 32.4%; thrombocytopenia 48.9% / 13.5%; infections 9.3% / 8.1%
Lonca discontinuation due to AEs	6/42 (14.3%) in consolidation (3 neutropenia, 1 thrombocytopenia, 1 skin, 1 hepatic)

ADC Therapeutics | 11

ZYNLONTA is currently included in NCCN guidelines for 2L+ WM as category 2A, “useful in certain circumstances” ADC Therapeutics | 12 WM - NET1 (N=20) Dana - Farber, Mass General, Mayo Clinic, Fred Hutch – April 2026 High ORR in heavily pre - treated patients (ORR 90% and VGPR/CR 60%) (median 4 prior therapies; 67% TP53 alterations) Rapid time to response : median time to major response of 2 months Time - limited therapy with manageable safety ; reversible cytopenias most common; no TLS, IgM flare, or infusion reactions Lonca 150 µg/kg C1 – 2, 75 µg/kg C3 – 6 (28 - day cycles) + dexamethasone (day before, of and after Lonca) Regimen Median age 72; 68% CXCR4 mutated; 67% TP53 altered; median prior therapies: 4 Patients VGPR/CR 60% (12/20; primary endpoint met, ≥6 required); ORR 90%; CR 10%, VGPR 50%, PR 20% (MRR 80%) Efficacy 18 - mo PFS 57%; 18 - mo OS 77%; median f/u 19 mo Survival Neutropenia 70%; anemia 50%; thrombocytopenia 35%; infections 30% Gr ≥3 AEs 6/20 (30%) Due to: GGT elevation n=2, cytopenias n=2, rash n=1, patient decision n=1 Treatment discontinuation ▪ Waldenström macroglobulinemia (WM) is a rare, indolent, incurable lymphoma ▪ 1L WM treatment decision making is stratified by disease risk characteristics and standard - of - care includes BTKis (Zanubrutinib) and traditional chemotherapy combinations (Benda - Ritux) ▪ Patients often require multiple lines of therapy , with progressively shorter durations of disease control after each subsequent treatment ▪ Unmet need remains for time - limited treatment options that provide deep responses in high - risk patients Overview of Waldenström Macroglobulinemia % 73% Pirtobrutinib 2L+ WM regimens 0 - 80 - 60 - 40 - 20 - 100 - MRR 78% Zanubrutinib 76% Ibrutinib+/ - R 27% Pirtobrutinib 0 - 80 - 60 - 40 - 20 - 100 - 30% Ibrutinib+/ - R 28% Zanubrutinib 82% Acalabrutinib 81% Benda - R 39% Benda - R Overall Response Rate (ORR): Complete Response (CR) + Very Good Partial Response (VGPR) + Partial Response (PR) + Minor Response (MR). Major Response Rate (MRR): CR + VGPR + PR. Acalabrutinib Owen et al., Blood Adv (2026) (r/r n=92). Benda - R Paludo et al., Ann Hematol (2018 – retrospective) (n=160, r/r WM BR n=43). Ibrutinib USPI, INNOVATE (n=150, 55% r/r WM). Pirtobrutinib BRUIN, 5 - year follow - up (r/r WM n=80). Zanubrutinib USPI, ASPEN (n=201, 82% r/r WM). NCCN - only FDA - approved KEY Updated Data Continue to Show Promising ZYNLONTA Activity in High - risk and Heavily Pre - treated r/r Waldenström Macroglobulinemia Oral presentation announced for Investigator - initiated Phase II trial at ASH 2026 44% Acalabrutinib CR + VGPR Complete Response + Very Good Partial Response Major Response Rate

ZYNLONTA Data Included in 5 Orals at ASH 2026

Provides insights into potential use across multiple B-cell lymphomas and rare diseases

Date	Presentation Time	Title	Type
Saturday, December 12	2:45 PM - 3:00 PM	Loncastuximab tesirine consolidation after short-course R-BAC induction in BTKi-exposed R/R **mantle cell lymphoma**: Primary endpoint analysis from the phase II column trial from fondazione italiana linfomi (FIL)	Oral #238
Sunday, December 13	12:00 PM - 12:15 PM	Updated Results from **LOTIS-7**: A Phase 1b Study Evaluating the Safety and Efficacy of Loncastuximab Tesirine in Combination With Glofitamab in Patients With Relapsed or Refractory Large B-Cell Lymphoma	Oral #619
Monday, December 14	11:00 AM - 11:15 AM	Phase II trial of loncastuximab tesirine (WM-NET1 trial) in patients with relapsed/refractory and high-risk **Waldenström macroglobulinemia**	Oral #783
	11:15 AM - 11:30 AM	Fixed-duration loncastuximab tesirine induces a high rate of complete and durable responses in patients with relapsed/refractory **marginal zone lymphoma** - report of a multicenter phase II study	Oral #784
	3:00 PM - 3:15 PM	Results from the Phase 3 **LOTIS-5** Study: Efficacy and Safety of Loncastuximab Tesirine Plus Rituximab vs Immunochemotherapy in Patients with Relapsed or Refractory DLBCL	Oral #920

14 Comprehensive Strategic Financial Restructuring Strengthened balance sheet, reduced leverage, and increased strategic optionality → $86.6M Private Placement announced extending expected cash runway into 2029 – Included new (Bain Capital Life Sciences), existing (Redmile, TCGX, Nantahala Capital) investors → HealthCare Royalty financing agreement amended , fully removing $150M change - of - control payment – Reduced the exercise price of ~9.8M warrants from $3.8130 to $0.10 per share → Senior secured loan refinanced , decreasing principal to $50M with bullet payment in August 2029 and no minimum liquidity – Revenue covenant reduced to flat $65M versus $70M in 2026 and up to $94M in 2029 – Reduced the exercise price of ~527K warrants from $8.30 to $1.00 per share → Tanabe Pharma filed for Japanese approval of ZYNLONTA and entered into exclusive sublicensing agreement with Nippon Shinyaku – Supports anticipated regulatory and commercial milestones for ADC Therapeutics

15 Selected Financial Data (Preliminary) For the quarter ended September 30, 2026 All figures reflect in USD M Expected Net Product Revenue – Q3 Expected Cash Balance 16 21 2025 2026 +5 51 60 2025 2026 +8 QTD YTD Increase in Product Revenues, net from sales of ZYNLONTA in the quarter and year - to - date periods were primarily attributable to an increase in sales volume (1) Cash used in Q3 includes one - time severance and retention payments of $13M (2) Pro forma cash giving effect to the estimated net cash proceeds from the PIPE of $76M ($86.6M PIPE transaction value less warrant par value of $4.6M & offering fees $5.7M), and the partial principal prepayment of $68.5M on the senior secured term loan as well as exit fees / interest $1.5M, which closed on October 22, 2026. 219 189 196 Q2 2026 Q3 2026 Adjusted Cash Balance - 30 (1) +7 (2)

Expanding the ZYNLONTA Franchise

Advancing Into Earlier-Line DLBCL and Indolent Lymphomas

Indication	Regimen (Target)	Trial	Phase of Development	Response Rates	Status / Next Milestone
3L+ DLBCL	ZYNLONTA Monotherapy	**LOTIS-2**	Mkt	**ORR: 48%** **CR: 25%**	▪ FDA accelerated approval in 2021 ▪ Commercially available
2L+ DLBCL	ZYNLONTA + rituximab (CD20)	**LOTIS-5**	Ph3	**ORR: 58%** **CR: 40%**	▪ P3 confirmatory trial; met primary endpoint ▪ Oral presentation at ASH 2026 ▪ Regulatory pathway under evaluation following FDA benefit-risk feedback
2L+ DLBCL	ZYNLONTA + glofitamab (CD3xCD20)	**LOTIS-7**	Ph1b	**ORR: 90%** **CR: 78%**	▪ Oral presentation at ASH 2026 ▪ P3 design under evaluation ▪ Compendia submission planned Q1 2027
2L+ Marginal Zone Lymphoma	ZYNLONTA Monotherapy	**Phase 2 IIT**	Ph2	**ORR: 85%** **CR: 69%**	▪ Oral presentation at ASH 2026 ▪ BTD submission planned H1 2027 ▪ Compendia submission planned H2 2027
2L+ Follicular Lymphoma	ZYNLONTA + rituximab (CD20)	**Phase 2 IIT**	Ph2	**ORR: 98%** **CR: 84%**	▪ Updated data anticipated in Q2 2027

- Rituximab (Rituxan) is a CD20-targeting monoclonal antibody marketed by Roche
- Glofitamab (Columvi) is a CD20 x CD3 bispecific antibody marketed by Roche

Sources: LOTIS-2 study USPI, LOTIS-5 topline results (response rate by IRC), LOTIS-7 data as of November 2025 data cut-off; MZL data as of February 2025; FL data as of September 2025

ADC Therapeutics | 16

Key Near-Term Anticipated Milestones

Q4 2026

FDA engagement regarding **ZYNLONTA + glofitamab Phase 3 study design**

LOTIS-7 Ph1b & MZL IIT updated data ASH presentations

1H 2027

LOTIS-7
compendia inclusion

MZL IIT Breakthrough Designation submission

2H 2027

Ph3 initiation for **2L+ DLBCL**
ZYNLONTA + glofitamab

MZL IIT compendia inclusion

ADC Therapeutics | 17

Thank You